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                                                                    EXHIBIT 10.5

                          CARIBOU COFFEE COMPANY, INC.

                             2001 STOCK OPTION PLAN

                        STOCK OPTION GRANT AND AGREEMENT

      Caribou Coffee Company, Inc., a Minnesota corporation ("Caribou"), in accordance with the Caribou Coffee Company, Inc. 2001 Stock Option Plan ("Plan"), hereby grants an Option to ____________________ ("Optionee") to purchase from Caribou ____________________ shares of Stock at an Option Price per share of $_____________________. This Option is subject to all of the terms and conditions set forth in this Option Agreement and in the Plan and is granted effective as of ___________________ (the "Grant Date").

                              TERMS AND CONDITIONS

            Section 1 Plan. This Option is subject to all the terms and conditions set forth in this Option Agreement and in the Plan, which is herein incorporated by reference. All capitalized terms not otherwise defined in this Option Agreement shall have the respective meaning of such terms as defined in the Plan. If a determination is made that any term or condition set forth in this Option Agreement is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Optionee upon written request to the Committee.

            Section 2 Section 16(a). If Optionee, at the time he or she proposes to exercise any rights under this Option, is an officer or director of Caribou, or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the 1934 Act, then Optionee shall consult Caribou before Optionee exercises such rights to determine whether the securities law might subject him or her to additional restrictions upon the exercise of such rights.

            Section 3 Exercise Right. Notwithstanding the extent to which Optionee is vested in this Option on any date under Section 3(a), Optionee may exercise this Option only after the occurrence of an "Exercise Event" as described in Section 3(b).

            (a) Vesting. Optionee shall vest in this Option in accordance with the following vesting schedule:

                         (1) Optionee shall be vested with respect to 25% of the shares of Stock subject to this Option (rounding down to the nearest

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                              whole number) if he or she remains an Employee
                              until the first anniversary of the Grant Date;

                         (2) Optionee shall be vested with respect to another 25% of the shares of Stock subject to this Option (rounding down to the nearest whole number) if he or she remains an Employee until the second anniversary of the Grant Date;

                         (3) Optionee shall be vested with respect to another 25% of the shares of Stock subject to this Option (rounding down to the nearest whole number) if he or she remains an Employee until the third anniversary of the Grant Date; and

                         (4) Optionee shall be vested with respect to the remaining 25% of the shares of Stock subject to this Option (rounding down to the nearest whole number) if he or she remains an Employee until the fourth anniversary of the Grant Date.

                         Notwithstanding the vesting schedule set forth in this
                         Section 3, Optionee shall be fully vested with respect to 100% of the shares of Stock subject to this Option if he or she remains an Employee until the date of a Change of Control Event. If Optionee continues to hold this Option following termination of employment as provided in Section 3(e), the vested interest in the Option shall not be increased by the occurrence of a Change of Control Event that occurs after the effective date of the termination of employment.

            (b) Exercise Events. Except for the right to exercise the Option (to the extent vested) for the period in Section 3(e) following a termination of employment, Optionee may exercise this Option (to the extent it is vested on such date) only after the earlier of the following events (an "Exercise Event"):

                         (1) the occurrence of a Qualified Public Offering and the effectiveness of the filing of a registration statement with the Securities Exchange Commission, as more fully described in the Plan; or

                         (2)  the ninth anniversary of the Grant Date.

            (c) Cancellation. In the case of a Change of Control Event, the Option shall be cancelled and Optionee shall receive a cancellation payment as provided in the Plan. The Option may also be

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                         cancelled at any time by the Board of Directors of
                         Caribou and the Optionee shall be given fair value for the Option as determined by the Committee in its sole discretion.

            (d)          Life of Option. After an Exercise Event described in
                         Section 3(b) occurs, or in the case of the right to exercise as provided in Section 3(e) due to a termination of employment, Optionee shall have the right to exercise this Option (to the extent it is vested under the vesting schedule in Section 3(a) on such date) until the earlier of (i) the date that the Option is exercised, cancelled in full or otherwise expires, or (ii) the tenth anniversary of the Grant Date.

            (e) Termination of Employment. If Optionee ceases to be an Employee of Caribou and its Parent and all of its Affiliates and Subsidiaries for any reason prior to the date Optionee is permitted to exercise this Option, Optionee shall retain this Option to the extent it is vested under the vesting schedule in Section 3(a) as of the date the Optionee's employment terminated, and shall be permitted to exercise this Option to the extent vested during the ninety (90) day period following the effective date of his termination of employment, provided, however, if the Optionee's employment is terminated due to death, his or her heirs, personal representative or beneficiary shall have the ninety (90) day period extended to a one year period beginning on the date of the Optionee's death. The Option, to the extent not exercised, shall expire at the end of the ninety (90) day period following the effective date of Optionee's termination of employment, or the one year period in the case of the Optionee's death.

            (f) Other Conditions. The grant of this Option is conditioned on Optionee's execution of a non-disclosure and non-solicitation agreement in the form presented to Optionee within the period designated for execution, and may also be conditioned on the execution of a noncompete agreement at the discretion of the Committee. If such agreement(s) is not executed as provided herein, this Option shall automatically expire at such time as is determined by the Committee in its sole discretion. As a condition of exercise of this Option, Optionee must also enter into any agreement or make representations prepared by Caribou, which may include the execution of a stockholder's agreement which restricts the transfer of the shares of Stock acquired pursuant to the exercise of this Option or provides for the repurchase of the shares of Stock acquired pursuant to the exercise of this Option.

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            Section 4    Method of Exercise of Option. Optionee may exercise
this Option in whole or in part (to the extent this Option is otherwise exercisable under Section 3) on any normal business day of Caribou by (1) delivering a written notice of exercise of the Option to Caribou; and (2) simultaneously paying to Caribou the Option Price plus such sum, if any, as the Committee deems necessary to satisfy Optionee's federal, state and other tax withholding requirements resulting from any compensation attributable to the exercise of the Option. The payment of such Option Price and withholding taxes shall be made either in cash or by check acceptable to Caribou, or in any combination of cash and such check which results in payment in full of the Option Price and withholding taxes. The Committee, in its sole discretion, may also permit payment of the Option Price with shares of Stock held at least six
(6) months, or in any combination of cash, check, or Stock. At the discretion of the Committee, the Option Price may also be paid through a broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate. At the sole discretion of the Committee, an Optionee may be permitted to pay applicable withholding taxes through a reduction in the number of shares of Stock transferred to the Optionee through the exercise of this Option. In no event may an exercise be for less than two hundred (200) shares of Stock, which minimum shall be adjusted in accordance with Section 11, or the remaining vested portion of the Option, if less.

            Section 5 Delivery. Caribou shall deliver a properly issued certificate representing each share of Stock purchased pursuant to the exercise of this Option as soon as practicable after such exercise, and such delivery shall discharge Caribou of all of its duties and responsibilities with respect to this Option to the extent it is so exercised.

            Section 6 Transferability. No rights granted under this Option shall be transferable by Optionee other than by will or by the laws of descent and distribution, and the rights granted under this Option shall be exercisable during Optionee's lifetime only by Optionee. The person or persons, if any, to whom this Option is transferred due to the death of Optionee shall be treated after Optionee's death the same as Optionee under this Option Agreement, provided that the Option shall expire on the last day of the one year period that begins on the date of the Employee's death, unless it is exercised, cancelled or expires prior to such date.

            Section 7 No Right to Continue Employment. Neither the Plan, this Option, nor any related material shall give Optionee the right to continue in employment by Caribou or any Subsidiary or other Affiliate, nor shall the Plan, this Option, nor any related material adversely affect or in any way limit the right of Caribou or any Subsidiary or Affiliate to terminate Optionee's employment with or without cause at any time.

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            Section 8    Stockholder Status. Optionee shall have no rights as a
stockholder with respect to any shares of Stock subject to this Option until such shares of Stock have been duly issued and delivered to Optionee pursuant to a proper exercise of this Option, and no adjustment shall be made for dividends of any rights or any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such shares of Stock, except as expressly set forth in the Plan.

            Section 9 Other Laws. Caribou shall have the right to refuse to issue or transfer any shares of Stock under this Option if Caribou, acting in its absolute discretion, determines that the issuance or transfer of such shares of Stock might violate any applicable law or regulation. In such event, any payment tendered to exercise this Option shall be promptly refunded to Optionee, and Caribou at that point shall have the right to cancel this Option or to take such other action with respect to this Option as Caribou deems appropriate under the circumstances.

            Section 10 Governing Law. The Plan and this Option shall be governed by the laws of the State of Minnesota, without regard to the choice of law rules thereof.

            Section 11 Modification, Amendment and Cancellation. The Board shall have the right unilaterally to modify, amend or cancel this Option in accordance with the terms of the Plan. The number of shares of Stock and the Option Price may be adjusted in accordance with the terms of the Plan to reflect any change in the capitalization of Caribou. The Committee shall also have the right to amend the Option or withhold or restrict the transfer of any share of Stock to Optionee hereunder if the Committee deems it appropriate in order to satisfy any condition or requirement under applicable securities laws.

            Section 12 Binding Effect. This Option shall be binding upon Caribou and Optionee and their respective heirs, executors, administrators, successors and assigns.

            Section 13 References. Any references to sections (Section) in this Option Agreement shall be to sections (Section) of this Option Agreement unless otherwise expressly stated as part of such reference.

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      By execution of this Option Agreement, Optionee and Caribou agree to be bound by the terms and conditions of the Plan and this Option Agreement.

                              OPTIONEE: ________________________________________

                              CARIBOU COFFEE COMPANY, INC.

                              By: ______________________________________________
                              Title: ___________________________________________

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